UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2010

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-30885	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-0009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 - Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders was held on September 24, 2010.  Abstentions are considered present for purposes of calculating the vote but are not considered to have been voted in favor of the matters voted upon, and broker non-votes are not considered present for purposes of calculating the votes.

The final voting results are as follows:

Proposal 1: The election of one Class 1 Director and four Class 2 Directors

All Directors nominated by the Board of Directors were elected.

	Votes For	Votes Withheld	Broker Non-Votes
CLASS 1 DIRECTOR
Steven R. Wisner	15,462,674	67,716	5,243,683

CLASS 2 DIRECTORS

Thomas J. Shaw	15,459,794	70,596	5,243,683
Douglas W. Cowan	15,452,337	78,053	5,243,683
Marwan Saker	15,459,474	70,916	5,243,683
Clarence Zierhut	15,333,097	197,293	5,243,683

Proposal 2: The approval of amendments to the Articles of Incorporation

The Board of Directors proposed to amend the Articles of Incorporation, as described in the proxy materials.  This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,393,912	357,738	22,423	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 27, 2010	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	s/ Thomas J. Shaw
THOMAS J. SHAW
PRESIDENT AND CHIEF EXECUTIVE OFFICER